Ex. 99.1

Karman Space & Defense to Host Investor Conference Call Providing Further Details on Seemann and MSC Acquisition and Maritime Market Expansion, Updated Financial Expectations for Fiscal Years 2025 and 2026

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Management to highlight company strategy, successful acquisition track record, Seemann/MSC capabilities and financial expectations associated with expansion into strategic segments of maritime defense market
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Emphasizing high degree of alignment between organizations
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Acquisition accretive across major financial metrics including revenue growth, adjusted EBITDA, earnings per share and cash flow
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Raising fiscal year 2025 expectations to revenue between $470 million and $471 million and adjusted EBITDA between $144.5 million and $144.9 million
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Establishing fiscal year 2026 expectations of revenue between $700 million and $715 million and adjusted EBITDA between $205 million and $215 million
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Conference call and audio webcast today at 1:30 PST/4:30 EST

HUNTINGTON BEACH, Calif., Jan. 21, 2026 – Karman Space & Defense (“Karman”, “Karman Holdings Inc.” or “the Company”) (NYSE: KRMN), a leader in the rapid design, development and production of critical, next-generation system solutions that align with the U.S. Department of War’s core mission priorities and the accelerating demand for access to space, today announced its investor conference call and audio webcast will provide further details on its acquisition of Seemann Composites and MSC, leaders in specialty maritime defense technologies, and an update to its financial expectations for fiscal years 2025 and 2026. The transaction is expected to close on or about the first quarter of 2026, subject to customary closing conditions and regulatory approvals with Karman providing a total consideration of $220 million, consisting of $210 million in cash and approximately $10 million in Karman common shares.

“Our core business continues to thrive as we build greater scale and capabilities through strategic acquisitions,” said Tony Koblinski, Karman chief executive officer. “From deep sea to deep space, Seemann and MSC will make us truly an all-domain solutions provider with a larger addressable market and greater funding visibility and revenue across more of the nation’s highest priority programs.”

Karman expects the acquisition to expand its access to multi-decade, high priority, funded U.S. Navy programs and to be immediately accretive in 2026 to revenue growth, funded backlog, EBITDA, earnings per share and cash flow. Karman further anticipates that the acquisition will support its position at the upper echelon of Adjusted EBITDA margins among defense technology companies.

The Company is raising its expectations for fiscal year 2025 and establishing expectations for fiscal year 2026 (amounts in $millions):

Guidance	2025	2026
Revenue	$470 - $471	$700 - $715
Adjusted EBITDA	$144.5 - $144.9	$205 - $215

Conference Call and Presentation

Karman will host a live conference call and audio webcast today, January 21, 2026, at 1:30 PST/4:30 pm EST to discuss the transaction, fiscal year 2025 guidance and the associated improvement to the Company’s fiscal year 2026 outlook. Tony Koblinski, chief executive officer, Mike Willis, chief financial officer, Jonathan Beaudoin, chief operating officer and Steven Gitlin, vice president of investor relations will host the call and will be joined by Sid Charbonnet, president of Seamann Composites.

Date: January 21, 2026

Time: 1:30 PM PST | 2:30 PM MST | 3:30 PM CST | 4:30 PM EST

Participant Dial-In: toll-free +1 (800) 715-9871 / international toll +1 (646) 307-1963

Conference ID: 3511013

Investors with Internet access may listen to the live audio webcast directly by clicking here or via the Investors section of the Karman Space & Defense, Inc. website, https://investors.karman-sd.com, under “News and Events.” Please allow 10 minutes prior to the call to download and install any necessary audio software.

Audio Replay Options

An audio replay of the event will be archived on the Investors section of the Company’s website at https://investors.karman-sd.com. The audio replay will also be available via telephone from Wednesday, January 21, 2026, at approximately 7:00 p.m. PST through Wednesday, January 28, 2026, at 11:59 p.m. PST. Dial toll-free +1 (800) 770-2030 or international toll +1 (609) 800-9909 and use Playback ID: 3511013#.

ABOUT SEEMANN COMPOSITES AND MSC

Seemann Composites is a pioneer in the design and manufacture of high-performance composite solutions for military applications, with a primary focus on naval undersea and surface systems. Seemann acquired MSC in 2018 after more than two decades of collaborating to develop innovative composite solutions for U.S. military platforms. The combined team has continued to successfully develop and deploy new materials and products to support the U.S. warfighter. Headquartered in Gulfport, MS, the combined facilities span 250,000 square feet. MSC headquarters are in Horsham, PA with manufacturing operations in Greenville, SC and Huntsville, AL.

ABOUT KARMAN SPACE & DEFENSE

Karman Space & Defense is a leader in the rapid design, development and production of critical, next-generation system solutions for launch vehicles, satellites and spacecraft, missile defense, hypersonics and UAS customers. Building on nearly 50 years of success, we deliver Payload & Protection Systems, Aerodynamic Interstage Systems, and Propulsion & Launch Systems to more than 80 prime contractors supporting more than 130 space and defense programs. Karman is headquartered in Huntington Beach, CA, with multiple facilities across the United States. For more information, visit our website, www.karman-sd.com

Non-GAAP Financial Measures and Outlook

Our expectations for Non-GAAP adjusted EBITDA are provided in this press release for full year 2025 and full year 2026 on a forward-looking basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period or, with respect to full year 2025, because the Company is currently finalizing certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation. The magnitude of these items may be significant. In addition, our expectations for full year 2025 may be adjusted as a result of, among other things, the completion of our internal review process and the completion of customary annual audit procedures.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain contracts, react to changes in the timing and/or amount of government spending, changes in the demand for our products, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “Safe Harbor Statement” below and in the Company’s filings with the SEC.

Safe Harbor Statement

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation, that the transaction described in this press release is subject to customary closing conditions and regulatory approvals and there is no assurance that such conditions will be satisfied and that such approvals will be obtained; we may face unforeseen challenges in integrating the Seemann and MSC businesses into Karman and realizing the anticipated operational and strategic benefits of the transaction; a significant portion of our revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations. Readers and/or attendees are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.gov under Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

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Contacts

Investor inquiries:

Steven Gitlin

investors@karman-sd.com

Media inquiries:

press@karman-sd.com